Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8
(Form Type)

ROIVANT SCIENCES LTD.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Equity	Common shares, par value $0.0000000341740141 per share, reserved for issuance under the Roivant Sciences Ltd. 2021 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	38,007,170	$9.39	$356,887,326.30	0.0001102	$ 39,328.98
Equity	Common shares, par value $0.0000000341740141 per share, reserved for issuance under the Roivant Sciences Ltd. Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	7,601,434	$9.39	$71,377,465.26	0.0001102	$7,865.80
Total Offering Amounts					$428,264,791.56		$47,194.78

Total Fees Previously Paid							-
Total Fee Offsets							-
Net Fee Due							$47,194.78

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) 38,007,170 common shares, par value $0.0000000341740141 per share (“Common Shares”), of Roivant Sciences Ltd. (the “Registrant”) that were added to the Common Shares authorized for issuance pursuant to the Roivant Sciences Ltd. 2021 Equity Incentive Plan (the “EIP”) pursuant to the provision of the EIP providing for an automatic increase in the number of shares reserved for issuance thereunder on April 1 of each year, (ii) 7,601,434 Common Shares that were added to the Common Shares authorized for issuance pursuant to the Roivant Sciences Ltd. Employee Stock Purchase Plan (the “ESPP” and, together with the EIP, the “Plans”) pursuant to the provision of the ESPP providing for an automatic increase in the number of shares reserved for issuance thereunder on April 1 of each year and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Shares that may become issuable under the Plans by reason of any share dividend, share split or other similar transaction.

(2)	Rounded up to the nearest whole cent.

(3)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices for the Common Shares as quoted on The Nasdaq Stock Market LLC on June 26, 2023 of $9.39 per share.